Exhibit 99.1

INVESTOR CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION PRICES OFFERING OF $110 MILLION AGGREGATE PRINCIPAL AMOUNT OF CONVERTIBLE SENIOR NOTES

ELYRIA, Ohio (March 11, 2021) - Invacare Corporation (NYSE: IVC) (the “Company”) priced $110 million aggregate principal amount of 4.25% convertible senior notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $100 million in aggregate principal amount. In connection with the offering, the Company has granted the initial purchasers an option to purchase up to an additional $15 million aggregate principal amount of notes, which shall be delivered within a 13-day period beginning on, and including, the date the Company first issues the notes.

The notes will bear interest at a rate of 4.25% per year payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2021. The notes will mature on March 15, 2026, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to September 15, 2025, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Upon conversion, the notes may be settled in cash, the Company’s common shares or a combination of cash and the Company’s common shares, at the Company’s election.

The notes will not be redeemable at the Company’s election before March 20, 2024. On or after March 20, 2024, the Company may, at its option, redeem for cash all or any portion of the notes only upon satisfaction of certain conditions and during certain periods, at 100% of their principal, plus any accrued and unpaid interest.

Holders of the notes will have the right to require the Company to repurchase all or some of their notes at 100% of their principal, plus any accrued and unpaid interest, upon the occurrence of certain fundamental changes.

The conversion rate will initially be 94.6096 common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $10.57 per common share). The initial conversion price of the notes represents a premium of approximately 27.5% to the $8.29 per share closing price of the Company’s common shares on March 11, 2021. The sale of the notes is expected to close March 16, 2021, subject to customary closing conditions.

When issued, the notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s unsecured indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated, including the Company’s 4.50% convertible senior notes due 2022 and the Company’s two series of 5.00% convertible senior notes due 2024; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

In connection with the pricing of the notes, the Company entered into privately negotiated capped call transactions with one of the initial purchasers and certain other financial institutions (the “option counterparties.”) These transactions cover, subject to customary anti-dilution adjustments, the number of the Company’s common shares that will initially underlie the notes, and are expected generally to reduce the potential equity dilution, and/or offset any cash payments in excess of the principal amount due, as the case may be, upon conversion of the notes, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $16.58, which represents a premium of 100% over the last reported sale price of the Company's common shares on March 11, 2021, and is subject to certain adjustments under the terms of the capped call transactions.

If the initial purchasers exercise their option to purchase additional notes, the Company expects to enter into additional capped call transactions with the option counterparties, which will cover, subject to customary anti-dilution adjustments, the number of the Company’s common shares that will initially underlie the additional notes sold to the initial purchasers.

The Company estimates that the net proceeds from this offering will be approximately $105.8 million (or $120.3 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting fees and estimated offering expenses payable by the Company.

The Company expects to use approximately $16.5 million (or approximately $18.8 million if the initial purchasers exercise their option to purchase additional notes in full) of the net proceeds of the offering to enter into capped call transactions with the option counterparties. Concurrently with the offering, in separate transactions, the Company also expects to use approximately $79.9 million of the net proceeds of the offering to repurchase in privately negotiated transactions, approximately $78.9 million in principal amount of the Company's outstanding 4.50% convertible senior notes due 2022.

The Company may use any remaining net proceeds of the offering for working capital and general corporate purposes, which may include additional repurchases, or repayment at maturity, of the Company’s outstanding convertible senior notes. Any repurchase of outstanding convertible senior notes could have the effect of raising or maintaining the market price of the Company’s common shares above levels that would otherwise have prevailed, or preventing or slowing a decline in the market price of the Company’s common shares. In particular, the Company expects certain of the sellers of any outstanding convertible senior notes that the Company repurchases to purchase common shares in the market and/or enter into various derivatives transactions with respect to common shares, in each case in connection with such sales of outstanding convertible senior notes.

The Company has been advised that in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates expect to enter into various derivative transactions with respect to the Company’s common shares and/or purchase the Company's common shares concurrently with or shortly after the pricing of the notes. This activity could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s common shares and/or the notes, at that time. The option counterparties and/or their affiliates may modify the option counterparties’ hedge positions by entering into or unwinding various derivatives with respect to the Company’s common shares and/or purchasing or selling the Company’s common shares or other securities of the Company in secondary market transactions following the pricing of the notes and prior to maturity of the notes (and the option counterparties and/or their affiliates are likely to do so during any observation period related to a conversion of the notes).

The potential effect, if any, of these transactions and activities on the market price of the Company’s common shares or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the Company’s common shares, which could affect the ability to convert the notes, the value of the notes and the amount of cash, if any, and the number of and value of the Company’s common shares, if any, holders would receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of the notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to the Company's common shares, which could adversely affect the value of the Company's common shares and, if the notes have been issued, the value of the notes.

The offer and sale of the notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offers of the notes will be made only by means of a private offering memorandum. The notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

About Invacare Corporation

Invacare Corporation (NYSE: IVC) is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the Company designs, manufactures, and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The Company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The Company’s products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The Company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia Pacific.

Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than statements of historical facts, included in this press release may be deemed forward-looking statements. The Company uses the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “intend(s),” “may,” “plan(s),” “project(s),” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements relating to the offering of the notes include, but are not limited to: whether the Company will consummate the offering on the proposed terms, or at all; whether the notes will be convertible into the Company’s common shares, or convertible at all; and the anticipated use of the net proceeds of the offering. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause actual results to differ materially from those expressed in the Company’s forward-looking statements include: changes in market conditions and demands on the Company’s cash. Other risks include those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by, and as otherwise described in, the Company’s subsequent reports filed with the SEC. Other risks to potential purchasers of the notes include those described in the private offering memorandum. These risks and uncertainties may cause the Company’s actual future actions or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as to the date on which they are made, and, except as may be required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.